EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File No. 333-176869 and File No. 333-67600, on Form S-8 of AmeriServ Financial, Inc. of our report dated March 10, 2021, relating to our audit of the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of AmeriServ Financial, Inc. for the year ended December 31, 2020.

/s/S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania
March 10, 2021